Exhibit 27(n): Consent of Ernst and Young LLP, Independent Auditors

Exhibit 27(n) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2003, with respect to the statutory basis financial statements of Security Life of Denver Insurance Company as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, and to the use of our report dated March 14, 2003, with respect to the statement of assets and liabilities of Security Life of Denver Insurance Company Separate Account L1 as of December 31, 2002, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, incorporated by reference into Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Form N-6 No. 333-50278) and the related Prospectus and Statement of Additional Information of Security Life of Denver Insurance Company Separate Account L1.

/s/ Ernst and Young LLP

Atlanta, Georgia
August 18, 2003